FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of the date of the last signature below, among SunTel Services LLC (the “Guaranteeing Subsidiary”), a subsidiary of Cincinnati Bell Inc., an Ohio corporation (or its permitted successor) (the “Issuer”), and Regions Bank (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.
W I T N E S S E T H
WHEREAS, the Issuer and the other Guarantors party thereto have heretofore executed and delivered an Indenture, dated as of September 22, 2016 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Issuer of its 7.000% Senior Notes due 2024 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall, subject to Article 10 of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders as follows:
ARTICLE 1
DEFINITIONS
Section 1.1    Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE 2
AGREEMENT TO GUARANTEE
Section 2.1    Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.
Section 2.2    Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Note Guarantees pursuant to Article 10 of the Indenture on a senior basis.

ARTICLE 3
MISCELLANEOUS
Section 3.1    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.
Section 3.2    Benefits Acknowledged. The Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.
Section 3.3    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 3.4    Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.5    Guaranteeing Subsidiary May Consolidate, Etc., on Certain Terms. The Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.
Section 3.6    Release. The Guaranteeing Subsidiary’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.
Section 3.7    No Recourse Against Others. Pursuant to Section 12.06 of the Indenture, no director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee.
Section 3.8    Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
Section 3.9    Waiver of Jury Trial. THE GUARANTEEING SUBSIDIARY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.10    Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 3.11    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.12    Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the last date below.
SunTel Services LLC

By:	/s/ Christopher C. Elma
Name: Christopher C. Elma
Title: Vice President, Treasury & Tax
Dated: March 23, 2017
CINCINNATI BELL INC.

By:	/s/ Christopher C. Elma
Name: Christopher C. Elma
Title: Vice President, Treasury & Tax
Dated: March 23, 2017
REGIONS BANK, as Trustee

By:	/s/ Alejandro Hoyos
Name: Alejandro Hoyos
Title: Vice President
Dated: April 3, 2017